EXHIBIT 99.12

POOLING AGREEMENT

THIS AGREEMENT is made as of the *_____________, day of *_____________

AMONG:

ORAGENICS, INC. of 12085 Research Drive, Alachua, Florida 32615

(the "Issuer");

AND:

HAYWOOD SECURITIES INC., of 2000-400 Burrard Street, Vancouver, British Columbia, V6C 3A6

(the "Haywood")

AND:

COMPUTERSHARE TRUST COMPANY, of 510 Burrard Street, 2nd Floor, Vancouver, British Columbia V6C 3B9

(the "Escrow Agent")

AND:

EACH OF THE UNDERSIGNED SECURITY HOLDERS OF THE ISSUER

(a "Securityholder" or "you")

(collectively, the "Parties")

This Agreement is being entered into by the Parties in connection with the proposed distribution (the IPO), by the Issuer, of 2,000,000 Units (the "Units") consisting of one share of common stock (the "Shares"), one half of one Series A warrant (the "Series A Warrants") and one half of one Series B warrant (the "Series B Warrants") by prospectus.

Haywood has requested and the Securityholders have agreed to deposit the securities they currently hold into escrow in accordance with the terms of this Agreement.

For good and valuable consideration, the Parties agree as follows:

PART 1 ESCROW

1.1. Appointment of Escrow Agent

The Issuer, Haywood and the Securityholders appoint the Escrow Agent to act as escrow agent under this Agreement. The Escrow Agent accepts the appointment.

1.2. Deposit of Escrow Securities in Escrow

1. You are depositing the securities (escrow securities) listed opposite your name in Schedule "A" with the Escrow Agent to be held in escrow under this Agreement. You will immediately deliver or cause to be delivered to the Escrow Agent any share certificates or other evidence of these securities which you have or which you may later receive.

2. If you receive any other securities (additional escrow securities):

(a) as a dividend or other distribution on escrow securities;

(b) on the exercise of a right of purchase, conversion or exchange attaching to escrow securities, including securities received on conversion of special warrants;

(c) on a subdivision, or compulsory or automatic conversion or exchange of escrow securities; or

(d) from a successor issuer in a business combination, if Part 6 of this Agreement applies,

you will deposit them in escrow with the Escrow Agent. You will deliver or cause to be delivered to the Escrow Agent any share certificates or other evidence of those additional escrow securities. When this Agreement refers to escrow securities, it includes additional escrow securities.

3. You will immediately deliver to the Escrow Agent any replacement share certificates or other evidence of additional escrow securities issued to you.

1.3. Direction to Escrow Agent

The Issuer, Haywood and the Securityholders direct the Escrow Agent to hold the escrow securities in escrow until they are released from escrow under this Agreement.

PART 2 RELEASE OF ESCROW SECURITIES
On *_____________, 2002, the date the Issuer's securities are listed on a Canadian exchange (the listing date)	1/6 of your escrow securities
Three months after the listing date	1/5 of your remaining escrow securities
Six months after the listing date	1/4 of your remaining escrow securities
Nine months after the listing date	1/3 of your remaining escrow securities
12 months after the listing date	1/2 of your remaining escrow securities
15 months after the listing date	your remaining escrow securities

2.1. Additional Escrow Securities

If you acquire additional escrow securities, those securities will be added to the securities already in escrow, to increase the number of remaining escrow securities. After that, all of the escrow securities will be released in accordance with the applicable release schedule in the tables above.

2.2. Delivery of Share Certificates for Escrow Securities

The Escrow Agent will send to each Securityholder any share certificates or other evidence of that Securityholder's escrow securities in the possession of the Escrow Agent released from escrow as soon as reasonably practicable after the release.

2.3. Replacement Certificates

If, on the date a Securityholder 's escrow securities are to be released, the Escrow Agent holds a share certificate or other evidence representing more escrow securities than are to be released, the Escrow Agent will deliver the share certificate or other evidence to the Issuer or its transfer agent and request replacement share certificates or other evidence. The Issuer will cause replacement share certificates or other evidence to be prepared and delivered to the Escrow Agent. After the Escrow Agent receives the replacement share certificates or other evidence, the Escrow Agent will send to the Securityholder or at the Securityholder 's direction, the replacement share certificate or other evidence of the escrow securities released. The Escrow Agent and Issuer will act as soon as reasonably practicable.

2.4. Release Upon Death

1. If a Securityholder dies, the Securityholder 's escrow securities will be released from escrow. The Escrow Agent will deliver any share certificates or other evidence of the escrow securities in the possession of the Escrow Agent to the Securityholder 's legal representative.

2. Prior to delivery the Escrow Agent must receive:

(a) a certified copy of the death certificate; and

(b) any evidence of the legal representative 's status that the Escrow Agent may reasonably require.

PART 3 DEALING WITH ESCROW SECURITIES

3.1. Restriction on Transfer, etc.

Unless it is expressly permitted in this Agreement, you will not sell, transfer, assign, mortgage, enter into a derivative transaction concerning, or otherwise deal in any way with your escrow securities or any related share certificates or other evidence of the escrow securities. If a Securityholder is a private company controlled by one or more principals (as defined in applicable Securities Legislation) of the Issuer, the Securityholder may not participate in a transaction that results in a change of its control or a change in the economic exposure of the principals to the risks of holding escrow securities.

3.2. Pledge, Mortgage or Charge as Collateral for a Loan

You may pledge, mortgage or charge your escrow securities to a financial institution as collateral for a loan, provided that no escrow securities or any share certificates or other evidence of escrow securities will be transferred or delivered by the Escrow Agent to the financial institution for this purpose. The loan agreement must provide that the escrow securities will remain in escrow if the lender realizes on the escrow securities to satisfy the loan.

3.3. Voting of Escrow Securities

You may exercise any voting rights attached to your escrow securities.

3.4. Dividends on Escrow Securities

You may receive a dividend or other distribution on your escrow securities, and elect the manner of payment from the standard options offered by the Issuer. If the Escrow Agent receives a dividend or other distribution on your escrow securities, other than additional escrow securities, the Escrow Agent will pay the dividend or other distribution to you on receipt.

3.5. Exercise of Other Rights Attaching to Escrow Securities

You may exercise your rights to exchange or convert your escrow securities in accordance with this Agreement.

PART 4 PERMITTED TRANSFERS WITHIN ESCROW

4.1. Transfer to Directors and Senior Officers

1. You may transfer escrow securities within escrow to existing or, upon their appointment, incoming directors or senior officers of the Issuer or any of its material operating subsidiaries, if the Issuer 's board of directors has approved the transfer.

2. Prior to the transfer the Escrow Agent must receive:

(a) a certified copy of the resolution of the board of directors of the Issuer approving the transfer;

(b) a certificate signed by a director or officer of the Issuer authorized to sign, stating that the transfer is to a director or senior officer of the Issuer or a material operating subsidiary and that any required approval from the Canadian exchange the Issuer is listed on has been received;

(c) an acknowledgement in the form of Schedule "B" signed by the transferee;

(d) copies of the letters sent to the securities regulators described in subsection (3) accompanying the acknowledgement; and

(e) a transfer power of attorney, completed and executed by the transferor in accordance with the requirements of the Issuer 's transfer agent.

3. At least 10 days prior to the transfer, the Issuer will file a copy of the acknowledgement with the securities regulators in the jurisdictions in which it is a reporting issuer.

4.2. Transfer to Other Principals

1. You may transfer escrow securities within escrow:

(a) to a person or company that before the proposed transfer holds more than 20% of the voting rights attached to the Issuer 's outstanding securities; or

(b) to a person or company that after the proposed transfer

(i) will hold more than 10% of the voting rights attached to the Issuer 's outstanding securities, and

(ii) has the right to elect or appoint one or more directors or senior officers of the Issuer or any of its material operating subsidiaries.

2. Prior to the transfer the Escrow Agent must receive:

(a) a certificate signed by a director or officer of the Issuer authorized to sign stating that

(i) the transfer is to a person or company that the officer believes, after reasonable investigation, holds more than 20% of the voting rights attached to the Issuer 's outstanding securities before the proposed transfer, or

(ii) the transfer is to a person or company that

(A) the officer believes, after reasonable investigation, will hold more than 10% of the voting rights attached to the Issuer 's outstanding securities, and

(B) has the right to elect or appoint one or more directors or senior officers of the Issuer or any of its material operating subsidiaries after the proposed transfer, and

(iii) any required approval from the Canadian exchange the Issuer is listed on has been received;

(b) an acknowledgement in the form of Schedule "B" signed by the transferee;

(c) copies of the letters sent to the securities regulators accompanying the acknowledgement; and

(d) a transfer power of attorney, executed by the transferor in accordance with the requirements of the Issuer 's transfer agent.

3. At least 10 days prior to the transfer, the Issuer will file a copy of the acknowledgement with the securities regulators in the jurisdictions in which it is a reporting issuer.

4.3. Transfer upon Bankruptcy

1. You may transfer escrow securities within escrow to a trustee in bankruptcy or another person or company entitled to escrow securities on bankruptcy.

2. Prior to the transfer, the Escrow Agent must receive:

(a) a certified copy of either

(i) the assignment in bankruptcy filed with the Superintendent of Bankruptcy, or

(ii) the receiving order adjudging the Securityholder bankrupt;

(b) a certified copy of a certificate of appointment of the trustee in bankruptcy;

(c) a transfer power of attorney, completed and executed by the transferor in accordance with the requirements of the Issuer 's transfer agent; and

(d) an acknowledgement in the form of Schedule "B" signed by:

(i) the trustee in bankruptcy, or

(ii) on direction from the trustee, with evidence of that direction attached to the acknowledgement form, another person or company legally entitled to the escrow securities.

3. Within 10 days after the transfer, the transferee of the escrow securities will file a copy of the acknowledgement with the securities regulators in the jurisdictions in which the Issuer is a reporting issuer.

4.4. Transfer Upon Realization of Pledged, Mortgaged or Charged Escrow Securities

1. You may transfer within escrow to a financial institution the escrow securities you have pledged, mortgaged or charged under section 3.2 to that financial institution as collateral for a loan on realization of the loan.

2. Prior to the transfer the Escrow Agent must receive:

(a) a statutory declaration of an officer of the financial institution that the financial institution is legally entitled to the escrow securities;

(b) a transfer power of attorney, executed by the transferor in accordance with the requirements of the Issuer 's transfer agent; and

(c) an acknowledgement in the form of Schedule "B" signed by the financial institution.

3. Within 10 days after the transfer, the transferee of the escrow securities will file a copy of the acknowledgement with the securities regulators in the jurisdictions in which the Issuer is a reporting issuer.

4.5. Transfer to Certain Plans and Funds

1. You may transfer escrow securities within escrow to or between a registered retirement savings plan (RRSP), registered retirement income fund (RRIF) or other similar registered plan or fund with a trustee, where the annuitant of the RRSP or RRIF, or the beneficiaries of the other registered plan or fund are limited to you and your spouse, children and parents, or, if you are the trustee of such a registered plan or fund, to the annuitant of the RRSP or RRIF, or a beneficiary of the other registered plan or fund, as applicable, or his or her spouse, children and parents.

2. Prior to the transfer the Escrow Agent must receive:

(a) evidence from the trustee of the transferee plan or fund, or the trustee 's agent, stating that, to the best of the trustee 's knowledge, the annuitant of the RRSP or RRIF, or the beneficiaries of the other registered plan or fund do not include any person or company other than you and your spouse, children and parents;

(b) a transfer power of attorney, executed by the transferor in accordance with the requirements of the Issuer 's transfer agent; and

(c) an acknowledgement in the form of Schedule "B" signed by the trustee of the plan or fund.

3. Within 10 days after the transfer, the transferee of the escrow securities will file a copy of the acknowledgement with the securities regulators in the jurisdictions in which the Issuer is a reporting issuer.

4.6. Effect of Transfer Within Escrow

After the transfer of escrow securities within escrow, the escrow securities will remain in escrow and released from escrow under this Agreement as if no transfer has occurred on the same terms that applied before the transfer. The Escrow Agent will not deliver any share certificates or other evidence of the escrow securities to transferees under this Part 4.

PART 5 BUSINESS COMBINATIONS

5.1. Business Combinations

This Part applies to the following (business combinations):

(a) a formal take-over bid for all outstanding equity securities of the Issuer or which, if successful, would result in a change of control of the Issuer;

(b) a formal issuer bid for all outstanding equity securities of the Issuer;

(c) a statutory arrangement;

(d) an amalgamation;

(e) a merger; and

(f) a reorganization that has an effect similar to an amalgamation or merger.

5.2. Delivery to Escrow Agent

You may tender your escrow securities to a person or company in a business combination. At least five business days prior to the date the escrow securities must be tendered under the business combination, you must deliver to the Escrow Agent:

(a) a written direction signed by you that directs the Escrow Agent to deliver to the depositary under the business combination any share certificates or other evidence of the escrow securities and a completed and executed cover letter or similar document and, where required, transfer power of attorney completed and executed for transfer in accordance with the requirements of the depositary, and any other documentation specified or provided by you and required to be delivered to the depositary under the business combination; and

(b) any other information concerning the business combination as the Escrow Agent may reasonably request.

5.3. Delivery to Depository

As soon as reasonably practicable, and in any event no later than three business days after the Escrow Agent receives the documents and information required under section 5.2, the Escrow Agent will deliver to the depositary, in accordance with the direction, any share certificates or other evidence of the escrow securities, and a letter addressed to the depositary that

(a) identifies the escrow securities that are being tendered;

(b) states that the escrow securities are held in escrow;

(c) states that the escrow securities are delivered only for the purposes of the business combination and that they will be released from escrow only after the Escrow Agent receives the information described in section 5.2;

(d) if any share certificates or other evidence of the escrow securities have been delivered to the depositary, requires the depositary to return to the Escrow Agent, as soon as practicable, any share certificates or other evidence of escrow securities that are not released from escrow into the business combination; and

(e) where applicable, requires the depositary to deliver or cause to be delivered to the Escrow Agent, as soon as practicable, any share certificates or other evidence of additional escrow securities that you acquire under the business combination.

5.4. Release of Escrow Securities to Depositary

The Escrow Agent will release from escrow the tendered escrow securities when the Escrow Agent receives a declaration signed by the depositary or, if the direction identifies the depositary as acting on behalf of another person or company in respect of the business combination, by that other person or company, that:

(a) the terms and conditions of the business combination have been met or waived; and

(b) the escrow securities have either been taken up and paid for or are subject to an unconditional obligation to be taken up and paid for under the business combination.

5.5. Escrow of New Securities

If you receive securities (new securities) of another issuer (successor issuer) in exchange for your escrow securities, the new securities will be subject to escrow in substitution for the tendered escrow securities if, immediately after completion of the business combination:

(a) the successor issuer is not an exempt issuer (as defined in applicable securities legislation);

(b) you are a principal (as defined in applicable securities legislation) of the successor issuer; and

(c) you hold more than 1% of the voting rights attached to the successor issuer 's outstanding securities (In calculating this percentage, include securities that may be issued to you under outstanding convertible securities in both your securities and the total securities outstanding.)

5.6. Release from Escrow of New Securities

1. As soon as reasonably practicable after the Escrow Agent receives:

(a) a certificate from the successor issuer signed by a director or officer of the successor issuer authorized to sign

(i) stating that it is a successor issuer to the Issuer as a result of a business combination and whether it is an emerging issuer or an established issuer under the Policy, and

(ii) listing the Securityholders whose new securities are subject to escrow under section 6.5,

the escrow securities of the Securityholders whose new securities are not subject to escrow under section 5.5 will be released, and the Escrow Agent will send any share certificates or other evidence of the escrow securities in the possession of the Escrow Agent in accordance with section 2.3.

2. If your new securities are subject to escrow, unless subsection (3) applies, the Escrow Agent will hold your new securities in escrow on the same terms and conditions, including release dates, as applied to the escrow securities that you exchanged.

PART 6 RESIGNATION OF ESCROW AGENT

6.1. Resignation of Escrow Agent

1. If the Escrow Agent wishes to resign as escrow agent, the Escrow Agent will give written notice to the Issuer and Haywood.

2. If the Issuer wishes to terminate the Escrow Agent as escrow agent, the Issuer or Haywood respectively will give written notice to the Escrow Agent and the Issuer or Haywood as applicable.

3. If the Escrow Agent resigns or is terminated, the Issuer will be responsible for ensuring that the Escrow Agent is replaced not later than the resignation or termination date by another escrow agent that is acceptable to Haywood and that has accepted such appointment, which appointment will be binding on the Issuer, Haywood and the Securityholders.

4. The resignation or termination of the Escrow Agent will be effective, and the Escrow Agent will cease to be bound by this Agreement, on the date that is 60 days after the date of receipt of the notices referred to above by the Escrow Agent, Issuer or Haywood, as applicable, or on such other date as the Escrow Agent, the Issuer and Haywood may agree upon (the "resignation or termination date"), provided that the resignation or termination date will not be less than 10 business days before a release date.

5. If the Issuer has not appointed a successor escrow agent within 60 days of the resignation or termination date, Haywood or the Escrow Agent may apply, at the Issuer 's expense, to a court of competent jurisdiction for the appointment of a successor escrow agent, and the duties and responsibilities of the Escrow Agent will cease immediately upon such appointment.

6. On any new appointment under this section, the successor Escrow Agent will be vested with the same powers, rights, duties and obligations as if it had been originally named herein as Escrow Agent, without any further assurance, conveyance, act or deed. The predecessor Escrow Agent, upon receipt of payment for any outstanding account for its services and expenses then unpaid, will transfer, deliver and pay over to the successor Escrow Agent, who will be entitled to receive, all securities, records or other property on deposit with the predecessor Escrow Agent in relation to this Agreement and the predecessor Escrow Agent will thereupon be discharged as Escrow Agent.

7. If any changes are made to Part 6 of this Agreement as a result of the appointment of the successor Escrow Agent, those changes must not be inconsistent with the terms of this Agreement and the Issuer to this Agreement will file a copy of the new Agreement with the securities regulators with jurisdiction over the initial public offering.

PART 7 NOTICES

7.1. Notice to Escrow Agent

Documents will be considered to have been delivered to the Escrow Agent on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand during normal business hours or by prepaid courier, or five (5) business days after the date of mailing, if delivered by mail, to the following:

Computershare Trust Company of Canada
510 Burrard Street
Vancouver, BC V6C 3B9
Fax: (604) 669-1548

7.2. Notice to Issuer

Documents will be considered to have been delivered to the Issuer on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand during normal business hours or by prepaid courier, or five (5) business days after the date of mailing, if delivered by mail, to the following:

Oragenics, Inc.
12085 Research Drive
Alachua, FL 32615
Fax: (386) 462-0875

7.3. Notice to Haywood

Documents will be considered to have been delivered to Haywood on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand during normal business hours or by prepaid courier, or five (5) business days after the date of mailing, if delivered by mail, to the following:

Haywood Securities Inc.
2000-400 Burrard Street
Vancouver, BC V6Cf 3A6
Fax: (604) 697-7495

7.4. Deliveries to Securityholders

Documents will be considered to have been delivered to a Securityholder on the date of delivery, if delivered by hand or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the address on the Issuer 's share register.

Any share certificates or other evidence of a Securityholder 's escrow securities will be sent to the Securityholder 's address on the Issuer 's share register unless the Securityholder has advised the Escrow Agent in writing otherwise at least ten business days before the escrow securities are released from escrow. The Issuer will provide the Escrow Agent with each Securityholder 's address as listed on the Issuer 's share register.

7.5. Change of Address

1. The Escrow Agent may change its address for delivery by delivering notice of the change of address to the Issuer, Haywood and to each Securityholder.

2. The Issuer may change its address for delivery by delivering notice of the change of address to the Escrow Agent, Haywood and to each Securityholder.

3. Haywood may change its address for delivery by delivering notice of the change of address to the Escrow Agent, the Issuer and to each Securityholder.

4. A Securityholder may change that Securityholder 's address for delivery by delivering notice of the change of address to the Issuer, Haywood and to the Escrow Agent.

7.6. Postal Interruption

A Party to this Agreement will not mail a document it is required to mail under this Agreement if the Party is aware of an actual or impending disruption of postal service.

PART 8 GENERAL

8.1. Interpretation - "Holding Securities"

When this Agreement refers to securities that a Securityholder "holds", it means that the Securityholder has direct or indirect beneficial ownership of, or control or direction over, the securities.

8.2. Further Assurances

The Parties will execute and deliver any further documents and perform any further acts reasonably requested by any of the Parties to this Agreement which are necessary to carry out the intent of this Agreement.

8.3. Time

Time is of the essence of this Agreement.

8.4. Incomplete IPO

If the Issuer does not complete its IPO and has become a reporting issuer in one or more jurisdictions because it has obtained a receipt for its IPO prospectus, this Agreement will remain in effect until the securities regulators in those jurisdictions order that the Issuer has ceased to be a reporting issuer.

8.5. Governing Laws

The laws of British Columbia (the "Principal Regulator") and the applicable laws of Canada will govern this Agreement.

8.6. Jurisdiction

The securities regulator in each jurisdiction where the Issuer files its IPO prospectus has jurisdiction over this Agreement and the escrow securities.

8.7. Counterparts

The Parties may execute this Agreement by fax and in counterparts, each of which will be considered an original and all of which will be one agreement.

8.8. Singular and Plural

Wherever a singular expression is used in this Agreement, that expression is considered as including the plural or the body corporate where required by the context.

8.9. Language

This Agreement has been drawn up in the English language at the request of all Parties.

8.10. Benefit and Binding Effect

This Agreement will benefit and bind the Parties and their heirs, executors, administrators, successors and permitted assigns and all persons claiming through them as if they had been a Party to this Agreement.

8.11. Entire Agreement

This is the entire agreement among the Parties concerning the subject matter set out in this Agreement and supersedes any and all prior understandings and agreements.

8.12. Successor to Escrow Agent

Any corporation with which the Escrow Agent may be amalgamated, merged or consolidated, or any corporation succeeding to the business of the Escrow Agent will be the successor of the Escrow Agent under this Agreement without any further act on its part or on the part or any of the Parties, provided that the successor is recognized as a transfer agent by the Canadian exchange the Issuer is listed on (or if the Issuer is not listed on a Canadian exchange, by any Canadian exchange) and notice is given to the securities regulators with jurisdiction.

The Parties have executed and delivered this Agreement as of the date set out above.

COMPUTERSHARE TRUST
COMPANY OF CANADA

Per: __________________________________
Authorized Signatory

Per: __________________________________
Authorized Signatory

ORAGENICS, INC.

Per: __________________________________
Authorized Signatory

Per: __________________________________
Authorized Signatory

HAYWOOD SECURITIES INC.

Per: __________________________________
Authorized Signatory

Per: __________________________________
Authorized Signatory

If the Securityholder is an individual:

Signed, sealed and delivered by Cleo Christine Allen in the presence of:

________________________________________
Name

________________________________________
Address

________________________________________

________________________________________
Occupation

) ) ) ) ) ) ) ) Cleo Christine Allen ) ) ) ) )

Signed, sealed and delivered by James Butler in the presence of:

________________________________________
Name

________________________________________
Address

________________________________________

________________________________________
Occupation

) ) ) ) ) ) ) ) James Butler ) ) ) ) )

Signed, sealed and delivered by Ernest Mario in the presence of:

________________________________________
Name

________________________________________
Address

________________________________________

________________________________________
Occupation

) ) ) ) ) ) ) ) Ernest Mario ) ) ) ) )

If the Securityholder is not an individual:

QUICKSWOOD LTD.

Per: _____________________________________
Authorized Signatory

Per: _____________________________________
Authorized Signatory

AMELIA INVESTMENTS LTD.

Per: ____________________________________
Authorized Signatory

Per: ____________________________________
Authorized Signatory

ANGEL INVESTMENT LTD. COMPANY

Per: ___________________________________
Authorized Signatory

Per: ___________________________________
Authorized Signatory

SCHEDULE "A" TO POOLING AGREEMENT

Securityholder

Name: Cleo Christine Allen

Securities: 50,000 common shares
Class or description	Number	Certificate(s) (if applicable)

Securityholder

Name: James Butler

Securities: 31,250 common shares
Class or description	Number	Certificate(s) (if applicable)

Securityholder

Name: Ernest Mario

Securities: 31,250 common shares
Class or description	Number	Certificate(s) (if applicable)

Securityholder

Name: Quickswood Ltd.

Securities:: 800,064 common shares
Class or description	Number	Certificate(s) (if applicable)

Securityholder

Name: Amelia Investments Ltd.

Securities:: 262,500 common shares
Class or description	Number	Certificate(s) (if applicable)

Securityholder

Name: Angel Investment Company Ltd.

Securities:: 125,000 common shares
Class or description	Number	Certificate(s) (if applicable)

SCHEDULE "B" TO POOLING AGREEMENT

Acknowledgement and Agreement to be Bound

I acknowledge that the securities listed in the attached Schedule "A" (the "escrow securities") have been or will be transferred to me and that the escrow securities are subject to an Escrow Agreement dated _________________________(the "Escrow Agreement").

For other good and valuable consideration, I agree to be bound by the Escrow Agreement in respect of the escrow securities, as if I were an original signatory to the Escrow Agreement.

Dated at ________________________ on _________________.

Where the transferee is an individual:

Signed, sealed and delivered by [Transferee] in the presence of:

________________________________________
Name

________________________________________
Address

________________________________________

________________________________________
Occupation

) ) ) ) ) ) ) ) [Transferee] ) ) ) ) )

If the Securityholder is not an individual:
[Transferee]

Per: ________________________________________
Authorized Signatory

Per: ________________________________________
Authorized Signatory